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EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-38611) of JDN Realty Corporation and in the related prospectus, in the Registration Statement (Form S-3 No. 33-90868) pertaining to the JDN Realty Corporation Dividend Reinvestment and Stock Purchase Plan and the related prospectus, and in the Registration Statement (Form S-8 No. 333-60489) pertaining to the JDN Realty Corporation 1993 Incentive Stock Plan, JDN Realty Corporation 1993 Non-Employee Director Stock Option Plan and JDN Realty Corporation 1995 Stock Purchase Plan and the related prospectus of our report dated November 23, 1998 with respect to the combined statement of revenue and certain expenses of Marketplace at Brown Deer, Brown Deer Center, Shoppers World of Brookfield, West Allis Center and Pointe Loomis retail shopping centers (collectively, the "Milwaukee Acquisitions") for the year ended December 31, 1997, our report dated July 30, 1998 with respect to the statement of revenue and certain expenses of Cross Pointe Shopping Center for the year ended December 31, 1997, our report dated August 7, 1998 with respect to the statement of revenue and certain expenses of Candlers Station Shopping Center for the year ended December 31, 1997 and our report dated August 14, 1998 with respect to the statement of revenue and certain and certain expenses of University Hills Shopping Center for the year ended December 31, 1997, included in the Current Report on Form 8-K of JDN Realty Corporation dated December 23, 1998.



                                                               Ernst & Young LLP


Atlanta, Georgia
December 21, 1998